EXHIBIT - 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-51020, 333-50892, 333-94727, 333-07421 and 33-60151 of John H. Harland
Company on Form S-8 of our report dated January 26, 2001, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Atlanta, Georgia
April 2, 2001